UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2014

Bill Barrett Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32367	80-0000545
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1099 18th Street, Suite 2300 Denver, Colorado	80202
(Address of principal executive office)	(Zip Code)

(303) 293-9100

(Registrant’s telephone number, including area code)

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of the Security Holders.

At the Company’s annual meeting of shareholders held on May 6, 2014, the results of the balloting were as follows:

Election of directors to our Board of Directors to hold office until the annual meeting of shareholders to be held in the year 2015 and thereafter until their successors are duly elected and qualified.

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Carin M. Barth	38,132,912	3,341,257	2,946,288
Kevin O. Meyers	34,813,146	6,661,023	2,946,288
Jim W. Mogg	39,199,015	2,275,154	2,946,288
Edmund P. Segner, III	39,173,286	2,300,883	2,946,288
Michael E. Wiley	39,242,006	2,232,163	2,946,288
R. Scot Woodall	40,042,744	1,431,425	2,946,288

Proposal to approve an advisory (non-binding) resolution regarding the compensation of our named executive officers (“say-on-pay”).

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
30,827,496	10,624,041	22,632	2,946,288

Ratification of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
44,246,477	158,463	15,517	0

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2014	BILL BARRETT CORPORATION

	By:	/s/ Kenneth A. Wonstolen
Kenneth A. Wonstolen
Senior Vice President — General Counsel; and
Secretary